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                                                                    EXHIBIT 99.2


                           INDEPENDENT AUDITORS' REPORT


The Board of Directors
e.spire Communications, Inc.:

Under date of March 24, 2000, except as to notes 2, 8, and 19, which are as of April 13, 2000, we reported on the consolidated balance sheets of e.spire Communications, Inc. as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1999, which are included in this Annual Report on Form 10-K. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedule. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                               /s/ KPMG LLP


McLean, Virginia
April 14, 2000